Exhibit A-3

                          GPU DIVERSIFIED HOLDINGS LLC
                                  Balance Sheet
                                 March 31, 2003
                                   (Unaudited)


Assets

Current assets:
    Cash and temporary cash investments                            $       -
    Accounts receivable                                                  168
                                                                    --------

         Total current assets                                            168
                                                                    --------

Other property and investments                                        25,924
                                                                    --------


     Total Assets                                                  $  26,092
                                                                    ========


Liabilities & Stockholder's Equity

Current liabilities:
    Accounts payable                                               $       -
    Taxes accrued                                                       (257)
                                                                    --------

         Total current liabilities                                      (257)
                                                                    --------

Deferred credits and other liabilities                                  (122)
                                                                    --------

Stockholder's equity:
    Common stock & capital surplus                                    27,177
    Retained earnings                                                   (323)
    Accumulated other comprehensive income                              (383)
                                                                    --------

         Total stockholder's equity                                   26,471
                                                                    --------


         Total Liabilities & Stockholder's Equity                  $  26,092
                                                                    ========

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                                                                 Exhibit A-3

                          GPU DIVERSIFIED HOLDINGS LLC
                               Statement of Income
                                   (Unaudited)





                                                                 Three Months
                                                                   Ended
                                                                March 31,2003
                                                                -------------


Operating Revenues                                               $    -
                                                                      -


Operating Expenses                                                       5
                                                                   -------


Operating Loss                                                          (5)


Other Income and Expenses, Net                                        (154)
                                                                   -------


Income/(Loss) Before Income Taxes (159)


    Income taxes                                                       (53)
                                                                   -------


Net Income/(Loss)                                                $    (106)
                                                                   =======